                                                                       NEWS RELEASE

FOR IMMEDIATE RELEASE:

PARKERVISION, INC. ANNOUNCES RESIGNATION OF BOARD MEMBER TODD PARKER

Jacksonville, Fla., January 6, 2010 – ParkerVision, Inc. (Nasdaq: PRKR) (“ParkerVision”) today announced that Todd Parker resigned from the Company’s Board of Directors, effective January 5, 2010, to pursue other business interests.

About ParkerVision, Inc.
ParkerVision, Inc. designs, develops and markets its proprietary RF technologies which enable advanced wireless communications for current and next generation mobile communications networks. Its solutions for wireless transfer of radio frequency (RF) waveforms enable significant advancements in wireless products, addressing the needs of the cellular industry for efficient use of power, reduced cost and size, greater design simplicity and enhanced performance in mobile handsets as the industry migrates to next generation networks. ParkerVision is headquartered in Jacksonville, Florida.  For more information please visit www.parkervision.com. (PRKR-G)

Safe Harbor Statement
This press release contains forward-looking information. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the ParkerVision’s SEC reports, including the Form 10-K for the year ended December 31, 2008, as amended, and the Forms 10-Q for the quarters ended March 31, June 30, and September 30, 2009. These risks and uncertainties could cause actual results to differ materially from those currently anticipated or projected.

Cindy Poehlman		Ron Stabiner
Chief Financial Officer	or	Vice President
ParkerVision, Inc.		The Wall Street Group, Inc.
904-732-6100, cpoehlman@parkervision.com		212-888-4848, rstabiner@thewallstreetgroup.com

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